SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 22, 2004

                        WIRELESS AGE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                      001-31338              98-0336674
 State or other jurisdiction of        (Commission           (IRS Employer
 Incorporation or organization           File No.)         Identification No.)

 13980 Jane Street, King City, Ontario, Canada                   L7B 1A3
   (Address of principal executive offices)                     (Zip Code)

                                 (905) 833-0808
              (Registrant's telephone number, including area code)

              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure

      On June 22, 2004, Wireless Age Communications, Inc. held its Annual Meeting of Shareholders. At the meeting the following directors were elected to serve for a one-year term: John G. Simmonds, Brian Usher-Jones, Kenneth Adelberg and Stephen Dulmage. In addition the shareholders ratified the appointment of Mintz & Partners LLP as independent auditors for the Company.

      A majority of proxies submitted by brokers did not indicate a vote for some or all of the other proposals presented for action at the 2004 Annual Meeting of Shareholders because such brokers did not have discretionary voting authority and had not received instructions as to how to vote on such proposals (so-called "broker non-votes"). As a result, the proposal with respect to the Company's 2004 Stock Incentive Plan could not be ratified by the shareholders. The Board of Directors will consider whether any action, if any, is to be taken with respect to the outcome of the ratification proposals as a result of the broker non-votes.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: June 22, 2004

                                            WIRELESS AGE COMMUNICATIONS, INC.

                                            By /s/ Gary N. Hokkanen
                                               ------------------------------
                                                     Gary N. Hokkanen
                                                     Chief Financial Officer